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                                                                   Exhibit 10(i)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 12 to the Registration Statement No. 333-11131/811-5338 of The New England Variable Account on Form N-4 of our report dated March 23, 2005, relating to The
New England Variable Account, and our report dated March 31, 2005, relating to Metropolitan Life Insurance Company (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in its method of accounting for goodwill and other intangible assets to conform to the Statement of Financial Accounting Standards No. 142), both appearing in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the headings "Services Relating to the Variable Account and the Contracts" and "Experts" appearing in the Statement of Additional Information, which is part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP
Certified Public Accountants
Tampa, Florida
April 25, 2005